Exhibit 99

Company contact:	John B. Kelso, Director of Investor Relations 303.837.1661 or john.kelso@whiting.com
Whiting Petroleum Corporation Announces
Completion of Hedging Program
DENVER — December 23, 2008 — Whiting Petroleum Corporation (NYSE: WLL) today announced that it has completed its current hedging program. The hedge contracts are with four counterparties, all of which are part of Whiting’s credit facility and all of which have investment-grade ratings from Moody’s and S&P as reflected in the following table:

Counterparties	Moody’s	S&P

A	AA2	A+
B	AA2	A+
C	AA1	AA
D	AA1	AA-
The following summarizes Whiting’s crude oil hedges as of December 19, 2008 and includes Whiting Petroleum Corporation’s 24.2% share of the Whiting USA Trust I hedges:

		Weighted Average	As a Percentage of
Hedge	Contracted Volume	NYMEX Price Collar Range	September 2008
Period	(Bbls per Month)	(per Bbl)	Oil Production

2008
Q4	342,448	$58.41 — $77.62	30.1%

2009
Q1	556,129	$51.29 — $64.24	48.9%
Q2	529,808	$55.58 — $67.28	46.6%
Q3	507,497	$57.54 — $71.07	44.6%
Q4	489,190	$61.39 — $76.28	43.0%

		Weighted Average	As a Percentage of
Hedge	Contracted Volume	NYMEX Price Collar Range	September 2008
Period	(Bbls per Month)	(per Bbl)	Oil Production

2010
Q1	440,910	$60.66 — $76.30	38.7%
Q2	425,643	$63.17 — $81.86	37.4%
Q3	415,398	$60.68 — $78.43	36.5%
Q4	400,146	$60.69 — $79.67	35.2%

2011
Q1	369,917	$60.69 — $81.93	32.5%
Q2	369,696	$60.68 — $81.90	32.5%
Q3	369,479	$60.67 — $81.87	32.5%
Q4	369,255	$60.66 — $81.85	32.4%

2012
Q1	339,054	$60.71 — $83.29	29.8%
Q2	338,850	$60.71 — $83.27	29.8%
Q3	338,650	$60.70 — $83.23	29.8%
Q4	338,477	$60.69 — $83.21	29.7%

2013
Q1	290,000	$60.40 — $81.97	25.5%
Q2	290,000	$60.40 — $81.97	25.5%
Q3	290,000	$60.40 — $81.97	25.5%
Oct	290,000	$60.40 — $81.66	25.5%
Nov	190,000	$59.29 — $78.43	16.7%
The following summarizes Whiting Petroleum Corporation’s 24.2% share of the Whiting USA Trust I natural gas hedges as of December 19, 2008:

		Weighted Average	As a Percentage of
Hedge	Contracted Volume	NYMEX Price Collar Range	September 2008
Period	(MMBtu per Month)	(per MMBtu)	Gas Production

2008
Q4	55,377	$7.00 — $19.00	2.2%

2009
Q1	52,353	$7.00 — $22.50	2.1%
Q2	48,706	$6.00 — $14.85	2.0%
Q3	46,675	$6.00 — $15.60	1.9%
Q4	44,874	$7.00 — $14.85	1.8%

		Weighted Average	As a Percentage of
Hedge	Contracted Volume	NYMEX Price Collar Range	September 2008
Period	(MMBtu per Month)	(per MMBtu)	Gas Production

2010
Q1	43,295	$7.00 — $18.65	1.7%
Q2	41,835	$6.00 — $13.20	1.7%
Q3	40,555	$6.00 — $14.00	1.6%
Q4	39,445	$7.00 — $14.20	1.6%

2011
Q1	38,139	$7.00 — $17.40	1.5%
Q2	36,954	$6.00 — $13.05	1.5%
Q3	35,855	$6.00 — $13.65	1.4%
Q4	34,554	$7.00 — $14.25	1.4%

2012
Q1	33,381	$7.00 — $15.55	1.3%
Q2	32,477	$6.00 — $13.60	1.3%
Q3	31,502	$6.00 — $14.45	1.3%
Q4	30,640	$7.00 — $13.40	1.2%
Whiting also has the following fixed-price natural gas contracts in place as of December 19, 2008:

			As a Percentage of
	Natural Gas Volumes in	2008 Contract Price (1)	September 2008
Fixed Price Contracts	MMBtu per Month	per MMBtu	Gas Production

Oct. 2008 — May 2011	24,000	$4.94	1.0%
Oct. 2008 — Sep. 2012	67,000	$4.38	2.7%

(1)	Annual 4% price escalation on fixed-price contracts.
About Whiting Petroleum Corporation
Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that acquires, exploits, develops and explores for crude oil, natural gas and natural gas liquids primarily in the Permian Basin, Rocky Mountains, Mid-Continent, Gulf Coast and Michigan regions of the United States. The Company trades publicly under the symbol WLL on the New York Stock Exchange. For further information, please visit www.whiting.com.

Forward-Looking Statements
This news release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.
These risks and uncertainties include, but are not limited to: declines in oil or gas prices; the ability of counterparties to perform under our hedges; our level of success in exploitation, exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures, including our ability to obtain drilling rigs and CO2; our ability to obtain external capital to finance acquisitions; our ability to identify and complete acquisitions and to successfully integrate acquired businesses; unforeseen underperformance of or liabilities associated with acquired properties; our ability to successfully complete potential asset dispositions; inaccuracies of our reserve estimates or our assumptions underlying them; failure of our properties to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; risks related to our level of indebtedness and periodic redeterminations of our borrowing base under our credit agreement; our ability to replace our oil and gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry in the regions in which we operate; risks arising out of our hedging transactions; and other risks described under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2007. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.

4